UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 10, 2012

MURPHY OIL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-8590	71-0361522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Peach Street P.O. Box 7000, El Dorado, Arkansas	71731-7000
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 870-862-6411

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 10, 2012, Murphy Oil Corporation (the “Company”) entered into an agreement with J.P. Morgan Securities LLC, as agent for JPMorgan Chase Bank, National Association, London Branch (the “Bank”) to effect a variable term, capped accelerated share repurchase program (the “ASR Program”) to repurchase an aggregate of $250 million of the Company’s common stock. The Company will repurchase shares under the ASR Program as part of the board authorized program to repurchase up to $1 billion of the Company’s stock announced on October 16, 2012.

Under the ASR Program, on December 11, 2012, the Company will pay $250 million to the Bank, and the Bank will deliver to the Company 2,208,090 shares of the Company’s common stock (the “Initial Shares”), which represents 50% of the total notional number of shares of the Company’s common stock underlying the ASR Program (calculated based on the closing price of the Company’s common stock on December 10, 2012). The per share price paid by the Company to repurchase its common stock under the ASR Program will be subject to a cap price (which will be established during an initial hedging period beginning immediately following the delivery of the Initial Shares), less a fixed discount. Shortly following completion of such initial hedging period, if the minimum number of shares of Company common stock to be delivered by the Bank pursuant to the ASR Program, as determined by reference to the cap price, less a fixed discount, is greater than the number of Initial Shares, the Bank will deliver to the Company, for no additional payment, a number of shares of Company common stock equal to such difference.

The total aggregate number of shares of Company common stock to be repurchased pursuant to the ASR Program will generally be equal to $250 million, divided by the Rule 10b-18 volume-weighted price of the Company’s common stock, less a fixed discount, over the term of the ASR Program, subject to a minimum number of shares. The ASR Program is expected to be completed no later than approximately five months following execution, although the completion date may be accelerated by up to approximately three months at the option of the Bank or, under certain limited circumstances, extended. At settlement, under certain circumstances, the Company may be entitled to receive additional shares of the Company’s common stock from the Bank or, under certain limited circumstances, the Company may be required to deliver shares or make a cash payment (at its option) to the Bank. All shares of the Company’s common stock delivered under the ASR Program will be immediately retired or converted to treasury shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MURPHY OIL CORPORATION

By:	/s/ John W. Eckart
Name: John W. Eckart
Title: Senior Vice President and Controller

Date: December 12, 2012